Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 10, 2008, in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-148875) and related Prospectus of Phenomix Corporation to be filed with the Securities and Exchange Commission for the registration of its shares of common stock.

/s/    ERNST & YOUNG LLP

San Diego, California

May 14, 2008